EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Evogene Ltd.:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-193788 and 333-201443) of Evogene Ltd. of our report dated April 30, 2015, with respect to the consolidated financial statements of Evogene Ltd. and its subsidiaries included in the annual report on Form 20-F of Evogene Ltd for the year ended December 31, 2014.

/s/ Kost, Forer, Gabbay & Kasierer
KOST, FORER, GABBAY & KASIERER
A Member of Ernst & Young Global

Tel Aviv, Israel
Date: April 30, 2015